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                                                                   Exhibit 10.11



REIMBURSEMENT AGREEMENT
-----------------------

          Reimbursement Agreement, dated as of July 1, 1999, between IFS OF NEW JERSEY, INC., a New Jersey corporation ("IFS") and DISCOVERY TOYS, INC., a California corporation ("DT').

              RECITALS.

A. IFS and DT are affiliated by virtue of common ownership of certain stock by McGuggan, LLC and certain officers of IFS of New Jersey, but are not consolidated for income, tax or accounting purposes.

B. IFS and DT have certain similar characteristics in style of doing business, management issues and servicing of their individual markets, and they find it beneficial to share certain resources for the common interest of both parties.

C. To the extent that such resources represent use of employees services or assets under the control of or acquired by one of the parties by the other party, the party receiving such use agrees to reimburse the providing party on the basis set forth below.

AGREEMENTS. The parties agree as follows.

1. Each party agrees during the term of this Agreement to make available to the other the use of employees, services or assets controlled or owned by the supplying party, to the extent requested from time to time by the using party and agreeable to the supplying party.

2. The using party shall reimburse the supplying party according to the specific provisions of Exhibits signed by both parties and attached hereto, otherwise on the basis of direct and indirect cost, either for third party costs and expenses, or internal costs including overhead, allocated according to the percentage of time used, if applicable, or such other basis as the providing party shall reasonably determine, billed monthly.

3. Each party shall consult with the other and shall provide to the other access to its books and records as may be necessary for purposes of determining the services PROVIDED OR THE cost or allocation thereof. Each party will hold all information so obtained, or obtained in connection with this Agreement, confidential for all purposes except as may be required by law or as become public through third parties.

4. All payments shall be made within 30 days of receipt of billing therefore, plus interest on overdue bills at the prime rate of PNC. In case of non payment when due, either party may, among its other remedies, offset amounts then due to it hereunder against payment then owed by it hereunder.


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5.            Neither party shall act as agent for the other relative to this
Agreement, and the parties shall not be a joint venture or partnership by virtue hereof, but shall be independent contractors only.

6. Employees, services or assets of a providing party shall remain those of and be the responsibility of the providing party. The using party will indemnify and hold harmless the providing party for any damages or loss as may occur through use by the using party, of or relative to such employees, services or assets.

7. This Agreement shall be effective from the date hereof for a period of six months ending December 31 , 1999, subject to termination upon 30 days' notice by either party prior to any anniversary of the date hereof, or upon material breach by either party and 30 days' notice thereof by the party affected. This contract will be renewed on an annual basis beginning January 1, 2000. The last sentences of Section 3 and 6, and all unpaid obligations shall survive any termination.

8. This Agreement and all Exhibits shall be governed by New Jersey law, may be executed in counterparts all of which shall constitute one agreement, may not be assigned without the consent of the other party, shall bind the successor and permitted assigns of each party, and may not be changed or modified except in writing signed by both parties. Any disputes shall be resolved by James M. Cascino, while he is CEO of both companies; otherwise through agreement between the respective CEO's of IFS and DT, or by arbitration if they are unable to agree.

IFS OF NEW JERSEY, INC.                   DISCOVERY TOYS, INC.

                                          By:
-----------------------------                ----------------------------------
               JAMES CASCINO                 THOMAS C. ZIMMER
        PRESIDENT AND CEO                    President and CO

Address:    5100 Park Road                Address: 6400 Brisa Street
            Benicia, CA 94510                      Livermore, CA 94550
Telephone:  (707) 746-7600                Telephone: (925) 606-2600
Fax:        (707) 747-2193                Fax: (925) 294-8143

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                                    EXHIBIT 1
                             Effective July 1, 1999

Allocation of time and overhead for Jim Cascino, Jim Benson, Jack Hood and Gerene Sayre per detail calculation provided by Jim Cascino.

Fee:          $16,000 per month, plus Discovery Toys related travel expenses.


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